Exhibit 10.1
FOURTH AMENDMENT
Dated as of August 29, 2013
to
AMENDED AND RESTATED INDENTURE
AND SERVICING AGREEMENT
Dated as of October 1, 2010
by and among
SIERRA TIMESHARE CONDUIT RECEIVABLES FUNDING II, LLC,
as Issuer
and
WYNDHAM CONSUMER FINANCE, INC.,
as Servicer
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
and
U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

FOURTH AMENDMENT
to
AMENDED AND RESTATED INDENTURE AND SERVICING AGREEMENT
THIS FOURTH AMENDMENT dated as of August 29, 2013 (this “Amendment”) amends that AMENDED AND RESTATED INDENTURE AND SERVICING AGREEMENT dated as of October 1, 2010, as amended by that First Amendment dated as of June 28, 2011, that Second Amendment dated as of May 17, 2012 and that Third Amendment dated as of August 30, 2012 (the Amended and Restated Indenture and Servicing Agreement together with the First Amendment, the Second Amendment and the Third Amendment thereto, the “Original Indenture”) and both this Amendment and the Original Indenture are by and among SIERRA TIMESHARE CONDUIT RECEIVABLES FUNDING II, LLC, a limited liability company organized under the laws of the State of Delaware, as issuer, WYNDHAM CONSUMER FINANCE, INC., a Delaware corporation, as servicer, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as collateral agent.
RECITALS
WHEREAS, the Issuer, the Servicer, the Trustee and the Collateral Agent desire to amend the Original Indenture as provided herein.
WHEREAS, in accordance with (x) Section 15.1(b) of the Original Indenture, upon the Amendment Effective Date (as defined herein) the Required Facility Investors have consented to such amendment of the Original Indenture, (y) Section 15.1(g) of the Original Indenture, each Funding Agent and each Non-Conduit Committed Purchaser has consented to such amendment of the Original Indenture and (z) Section 15.16 of the Original Indenture, the Deal Agent has consented to such amendment of the Original Indenture.
WHEREAS, capitalized terms used in this Amendment and not otherwise defined herein or amended hereby shall have the meanings assigned to such terms in the Original Indenture.
NOW THEREFORE, in consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Noteholders.
SECTION 1.Amendment to Granting Clauses and Definitions. (a) Granting Clauses. Clause (c) of the Granting Clauses in the Original Indenture is hereby amended to read in its entirety as follows:

(c) all money, investment property, instruments and other property credited to, carried in or deposited in the Control Account, any Issuer account described in clause (4) of Section 6.1(g) or any other bank or similar account into which Collections are deposited, to the extent such money, investment property, instruments and other property constitutes Collections;

(b)    Definitions.     The definition of each of the following terms contained in Section 1.1 of the Original Indenture is hereby amended and restated to read in its entirety as follows:
“Advance Rate” shall mean,
(i)    prior to but excluding the October 2010 Payment Date, 51%;

(ii)    as of the October 2010 Payment Date to but excluding June 28, 2011, 51.5%;
(iii)    as of June 28, 2011 to but excluding the August 2012 Amendment Effective Date, 52%;
(iv)    as of August 30, 2012 to but excluding the August 2013 Amendment Effective Date, 58%: and
(v)    as of the August 2013 Amendment Effective Date and thereafter 58.5%; provided, however, that if as of any Payment Date the Three Month Rolling Average Loss to Liquidation Ratio exceeds 16.5%, then on such Payment Date and thereafter the Advance Rate will equal 54%; provided further that on any subsequent Payment Date that is the third consecutive Payment Date for which the Three Month Rolling Average Loss to Liquidation Ratio is less than 16.0%, the Advance Rate will return to 58.5%.
“Borrowing Base Amortization Trigger Amount” shall mean (i) on any Payment Date during any Green Loan Advance Period, the sum of (x) the Borrowing Base on such date and (y) the Green Loan Deficiency Amount on such date, and (ii) on any other Payment Date, the Borrowing Base on such date; provided that on any Payment Date (x) with respect to which the Advance Rate on the immediately preceding Payment Date was 58.5% and (y) on which the Advance Rate is decreased pursuant to the proviso to clause (v) of the definition thereof, the Borrowing Base Amortization Trigger Amount shall equal the Borrowing Base on such date calculated without giving effect to the decrease in the Advance Rate pursuant to such proviso in the definition of Advance Rate; provided further that if such Payment Date occurs during any Green Loan Advance Period, the Borrowing Base Amortization Trigger Amount shall equal the sum of (x) Borrowing Base on such date calculated without giving effect to the decrease in the Advance Rate pursuant to such proviso in the definition of Advance Rate and (y) the Green Loan Deficiency Amount on such date.
“Maturity Date” shall mean the August 2031 Payment Date.

“Rating Downgrade Condition” shall mean that two or more of the following conditions have occurred: (i) the senior unsecured debt of Wyndham Worldwide is rated below “Baa3” by Moody’s, or Moody’s has withdrawn its rating of the senior unsecured debt of Wyndham Worldwide and has not reinstated a rating of at least “Baa3,” (ii) the senior unsecured debt of Wyndham Worldwide is rated below “BBB-” by S&P, or S&P has withdrawn its rating of the senior unsecured debt of Wyndham Worldwide and has not reinstated a rating of at least “BBB-” and (iii) the senior unsecured debt of Wyndham Worldwide is rated below “BBB-” by Fitch, or Fitch has withdrawn its rating of the senior unsecured debt of Wyndham Worldwide and has not reinstated a rating of at least “BBB-” The occurrence of any Ratings Downgrade Condition shall continue until the date on which the senior unsecured debt of Wyndham Worldwide meets or exceeds at least two of the following three ratings: “Baa3” by Moody’s, “BBB-” by S&P and “BBB-” by Fitch.
“Reserve Required Amount” shall mean (i) so long as no Amortization Event has occurred, as of any date an amount equal to the sum of (x) 2.0% of the Aggregate Loan Balance on such date and (y) an amount equal to the sum of the Green Loan Reserve Percentage of the Loan Balance for each Pledged Loan which is a Green Loan multiplied by the applicable Advance Rate on such date, and (ii) on and after the first Payment Date following the occurrence of an Amortization Event, the lesser of (x) 0.25% of the Notes Principal Amount as of the date on which the Amortization Event occurred and (y) 50% of the Notes Principal Amount as of such Payment Date before taking into account any distributions of principal on such Payment Date.

“Revolving Credit Agreement” shall mean the Credit Agreement dated as of May 22, 2013 among Wyndham Worldwide, as borrower, the lenders party to the agreement from time to time, JPMorgan Chase Bank, N.A., as syndication agent, The Bank of Nova Scotia, Deutsche Bank Securities Inc., The Royal Bank of Scotland PLC, Credit Suisse AG, Cayman Islands Branch, Compass Bank, U.S. Bank National Association and SunTrust Bank as co-documentation agents, and Bank of America, N.A., as administrative agent, as amended from time to time in accordance with the terms thereof.
SECTION 2.    Addition of Definitions. Section 1.1 of the Original Indenture is hereby amended by adding the following definitions thereto in the appropriate alphabetical order:
“August 2013 Amendment Effective Date” shall mean August 29, 2013.
“August 2013 NPA Amendment” shall mean the Fourth Amendment to Amended and Restated Note Purchase Agreement dated as of August 29, 2013 which amends the Note Purchase Agreement.
“Shell Loans” shall mean Pledged Loans which were originated by a Shell Originator.

“Shell Originator” shall mean SVC-Americana, LLC, an Arizona limited liability company, SVC-Hawaii, LLC, a Hawaii limited liability company, and SVC-West, LLC, a California limited liability company and their respective successors and assigns.
SECTION 3.     Deletion of Definitions. Section 1.1 of the Original Indenture is hereby amended by deleting in their entirety the definitions of the terms “Consolidated Interest Coverage Ratio,” “Consolidated Leverage Ratio,” “Estimated Fees,” “Reported EBITDA” and “Rolling Period.”
SECTION 4.    Amendment to Section 1.2. Section 1.2(a) of the Original Indenture is hereby amended by deleting the term “August 2012 Amendment Effective Date” therein, and inserting “August 2013 Amendment Effective Date” in lieu thereof.
SECTION 5.    Amendment to Section 2.16(a). Section 2.16(a) of the Original Indenture is hereby amended and restated to read in its entirety as follows:
The Trustee shall pay all amounts paid to or deposited with it for payment (x) to any Purchaser Group to the account or accounts so specified by the related Funding Agent and (y) to any Non-Conduit Committed Purchaser to the account or accounts so specified by such Non-Conduit Committed Purchaser; provided that unless the Trustee has received other instructions from a Funding Agent or Non-Conduit Committed Purchaser, such account or accounts for each Purchaser Group or each Non-Conduit Committed Purchaser shall be deemed to be those indicated under “Account for Payment” (i) under such Purchaser’s signature to the Note Purchase Agreement as amended and supplemented from time to time and provided to the Trustee or (ii) if applicable, as provided in a Purchaser Assignment and Assumption Agreement and provided to the Trustee or provided by a Purchaser Group added under the provisions of Section 2.3(d) of the Note Purchase Agreement, as provided to the Trustee in writing at the time of such addition.
SECTION 6.    Amendment to Section 2.19. Section 2.19 of the Original Indenture is hereby amended by the addition of the following provision (d) at the end of such section which provision (d) shall read in its entirety as follows:
(d)     Notwithstanding any of the foregoing to the contrary, the Issuer shall on the August 2013 Amendment Effective Date redeem in whole the Series 2008-A Note held by the Exiting Purchaser Group (as defined in Section 6(e) of the August 2013 NPA Amendment) upon presentation of such Series 2008-A Note to the Trustee for payment and cancellation. The redemption price shall be equal to $29,129,657.46 representing the full principal amount then outstanding and without any premium and without any accrued interest, and receipt of such redemption price by the Exiting Purchaser Group shall constitute full payment and satisfaction of such Series 2008-A Note and the Trustee shall thereupon cancel such Series 2008-A Note.

SECTION 7.    Amendment to Section 6.1(g). Section 6.1(g) is hereby amended by adding at the end of such section a clause (4) which shall read in its entirety as follows:

(4)    Compliance with the foregoing provisions of this clause (g) shall not be required with respect to Collections on Shell Loans so long as and to the extent (i) the Obligors on such Shell Loans are directed to make payments into a separate bank account held in the name of the Issuer for the purpose of receiving Collections on Shell Loans for transfer to the Collection Account or Collections on the Shell Loans are otherwise directed to be deposited into such Issuer account, (ii) Collections deposited into such Issuer account are transferred to the Collection Account within two Business Days following the deposit into such Issuer account and (iii) no deposits other than Collections in respect of the Pledged Loans will be made into such Issuer account (provided that this provision (iii) shall not be violated if funds not constituting Collections in respect of Pledged Loans are inadvertently deposited into the account and are promptly segregated and removed from the account). The Issuer’s representation in Section 3.1(w) with respect to the perfection of the security interest in the Collateral, shall not apply to amounts in such Issuer account until such amounts are transferred to the Collection Account.

SECTION 8.    Amendment to Section 7.11(f). Section 7.11(f) is hereby amended by adding at the end of such section a clause (5) which shall read in its entirety as follows:
(5)    Compliance with the foregoing provisions of this clause (f) shall not be required with respect to Collections on Shell Loans so long as and to the extent (i) the Obligors on such Shell Loans are directed to make payments into a separate bank account held in the name of the Issuer for the purpose of receiving Collections on Shell Loans for transfer to the Collection Account or Collections on the Shell Loans are otherwise directed to be deposited into such Issuer account, (ii) Collections deposited into such Issuer account are transferred to the Collection Account within two Business Days following the deposit into such Issuer account and (iii) no deposits other than Collections in respect of the Pledged Loans will be made into such Issuer account (provided that this provision (iii) shall not be violated if funds not constituting Collections in respect of Pledged Loans are inadvertently deposited into the account and are promptly segregated and removed from the account).

SECTION 9.    Amendment to Section 7.15. Section 7.15 of the Original Indenture is hereby amended to read in its entirety as follows:
Section 7.15.     Delegation of Duties; Subservicing. (a) In the ordinary course of business, the Servicer, including any Successor Servicer, may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the terms of this Indenture, and any such Person to whom such duties have been delegated may be terminated concurrently with the termination of the Servicer hereunder. Any such delegations shall not constitute a resignation within the meaning of Section 7.12 of this Indenture. Notwithstanding anything to the contrary contained herein, or in any agreement relating to such delegations, the Servicer shall remain obligated and liable to the Trustee, the Issuer, the Collateral Agent and the Noteholders for the servicing and administration of the Pledged Loans in accordance with the provisions of this Indenture to the same extent and under the same terms and conditions as if it alone were servicing and administering the Pledged Loans.
(b) In addition, the Servicer may service the Pledged Loans or certain portions of the Pledged Loans by retaining the services of a subservicer or subservicers and by entering into subservicing agreements with such subservicers provided, that any such subservicing agreement is not inconsistent with this Indenture. References in this Indenture to action taken or to be taken by the Servicer include actions taken or to be taken by any subservicer retained by the Servicer. As part of its servicing activities hereunder, the Servicer shall monitor the performance and enforce the obligations of each subservicer retained by it. Subject to the terms of any subservicing Agreement, the Servicer shall have the right to remove any subservicer retained by it at any time it considers to be appropriate. Notwithstanding anything to the contrary contained herein, or in any subservicing agreement, the Servicer shall remain obligated and liable to the Trustee, the Issuer, the Collateral Agent and the Noteholders for the servicing and administration of the Pledged Loans in accordance with the provisions of this Indenture to the same extent and under the same terms and conditions as if it were servicing and administering the Pledged Loans directly.
SECTION 10.    Amendment to Section 12.1. Section 12.1 of the Original Indenture is hereby amended by (i) deleting clause (g) of such Section 12.1, (ii) relettering clause (h) of such Section 12.1 as clause (g), (iii) deleting clauses (i) and (j) of such Section 12.1 and (iv) adding the following clause (h) to such Section 12.1:
(h)    so long as WCF is the Servicer, the breach by the Parent Corporation or any of its Affiliates of any covenant under the Revolving Credit Agreement to the extent such covenant requires compliance by the Parent Corporation or its Affiliates with a leverage ratio, an interest coverage ratio, or a minimum EBITDA level, whether or not such breach is waived pursuant to the terms of the Revolving Credit Agreement,

SECTION 11.     No Other Amendments. Except as expressly amended, modified and supplemented hereby, the provisions of the Original Indenture are and shall remain in full force and effect.
SECTION 12.     Execution and Delivery of New Series 2008-A Note. On the August 2013 Amendment Effective Date, upon receipt of payment for such note or evidence satisfactory to the officers of the Issuer that payment or other consideration for the note has been received by the Issuer, the Issuer shall execute and deliver a new Series 2008-A Note to the Trustee and direct the Trustee to authenticate such Series 2008-A Note, register it to the Purchaser Group for which the CS Additional Funding Agent (as defined in the August 2013 NPA Amendment) is the Funding Agent and which includes the CS Additional Conduit (as defined in the August 2013 NPA Amendment) as Conduit. Such Series 2008-A Note shall be in a principal amount not to exceed $100,000,000 and shall accrue interest from and including August 13, 2013 and shall evidence an initial principal amount of $29,129,657.46 outstanding on the August 2013 Amendment Effective Date subject to increase on such date as provided in the August 2013 NPA

Amendment. Execution of this Amendment by an officer of the Issuer shall constitute conclusive evidence that the officers of the Issuer have received satisfactory evidence that payment or other consideration for such note has been received by the Issuer. Upon the execution of this Amendment and the execution of such note by the Issuer, authentication of such note by the Trustee and delivery of such note to the purchaser thereof, such note shall be a Series 2008-A Note validly issued and outstanding under the Indenture, ranking pari pasu with all other Series 2008-A Notes and entitled to the security and benefits provided by the Indenture and shall be enforceable against the Issuer in accordance with its terms.
SECTION 13.    Governing Law. This Amendment is governed by and shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.
SECTION 14.    Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.
SECTION 15.    Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
SECTION 16.     Effectiveness. This Amendment shall be effective upon the date (the “Amendment Effective Date”) that is the later of (i) the date hereof and (ii) the first date on which each of the following conditions precedent shall have been satisfied:
(a)    This Amendment shall have been executed and delivered by each of the parties hereto;
(b)    The Trustee shall have received the written consent of the Required Facility Investors, each Funding Agent, each Non-Conduit Committed Purchaser and the Deal Agent to this Amendment;
(c)    The Trustee shall have received any Opinions of Counsel required by the Trustee to be delivered to the Trustee; and
(d)    The August 2013 NPA Amendment shall have been executed and delivered by each party thereto.
SECTION 17.     Notes Principal Amount.    The Issuer hereby notifies the Trustee that on August 29, 2013 the Series 2008-A Notes shall represent the aggregate Notes Principal Amount of $210,380,858.95 and on such date the Series 2008-A Notes shall be registered to the Purchasers in accordance with a schedule and written instructions delivered to the Trustee by the Issuer. In addition to the note to be executed and delivered under Section 12 of this Amendment, the Trustee is authorized to authenticate and deliver new or replacement Series 2008-A Notes to the Purchasers in connection with the transfers occurring under the August 2013 NPA Amendment and in accordance with the schedule and written instructions received from the Issuer.

IN WITNESS WHEREOF, Issuer, the Servicer, the Trustee and the Collateral Agent have caused this Indenture to be duly executed by their respective officers as of the day and year first above written.
SIERRA TIMESHARE CONDUIT RECEIVABLES FUNDING II, LLC,
as Issuer

By:	/s/ Mark A. Johnson
Name: Mark A. Johnson
Title: President

WYNDHAM CONSUMER FINANCE, INC.,
as Servicer

By:	/s/ Mark A. Johnson Name: Mark A. Johnson Title: President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Jennifer C. Westberg Name: Jennifer C. Westberg
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as
as Collateral Agent

By:	/s/ Tamara Schultz-Fugh Name: Tamara Schultz-Fugh Title: Vice President

[Fourth Amendment – 2008-A Indenture]